UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022

WATERMARK LODGING TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55461 (Commission File Number)	46-5765413 (IRS Employer Identification No.)

150 N. Riverside Plaza Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

Registrant's telephone number, including area code: (847) 482-8600

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2022, Watermark Lodging Trust, Inc. ("WLT") held a special meeting of stockholders (the "Special Meeting"). As of the close of business on June 14, 2022, the record date for the Special Meeting, there were approximately 229,163,176 shares of WLT common stock outstanding and entitled to vote at the Special Meeting. Set forth below are the final voting results from the Special Meeting:

1.       To consider and vote on a proposal to approve the merger of Ruby Merger Sub I LLC with and into WLT (the “merger”), contemplated by the Agreement and Plan of Merger, dated as of May 6, 2022 (as may be amended from time to time, the “merger agreement”), by and among the Company, CWI 2 OP, LP, the Parent Entities named therein, Ruby Merger Sub I LLC and Ruby Merger Sub II LP (the “merger proposal”).

For	Against	Abstain
118,500,335	5,588,355	5,092,972

The merger proposal was approved.

2.        To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to WLT's named executive officers that is based on or otherwise relates to the merger (the “advisory compensation proposal”).

For	Against	Abstain
103,667,689	16,185,572	9,328,401

The advisory compensation proposal was approved.

3.        To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger proposal (the "adjournment proposal").

For	Against	Abstain
116,432,504	6,977,379	5,771,779

The adjournment proposal was approved.

Item 7.01 Regulation FD Disclosure.

On September 12, 2022, WLT issued a press release announcing the results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the foregoing description is qualified by the complete press release.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and the information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on September 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

The forward-looking statements contained in this communication, including statements regarding the proposed transaction and the timing and benefits of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) the possible failure of the Company to maintain its qualification as a REIT, and (v) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in the Company's most recently filed Annual Report on Form 10-K/A, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Watermark Lodging Trust, Inc.

Date:	September 12, 2022	By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chairman, Chief Executive Officer and President

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